UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2006 (July 19, 2006)

AMPAL-AMERICAN ISRAEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street, Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 1-866-447-8636

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 19, 2006, Ampal-American Israel Corporation filed with the Department of State of the State of New York Certificates of Amendment of its Restated Certificate of Incorporation. The amendments allow for the Company to require the conversion of its 4% Cumulative Convertible Preferred Stock and 6-1/2% Cumulative Convertible Preferred Stock. The full texts of both Certificates of Amendment filed with the Secretary of State of the State of New York on July 19, 2006, are attached as Exhibits 3.1 and 3.2, respectively.

Item 8.01	Other Events.

On July 19, 2006, the Company issued a press release regarding the approval by its shareholders of amendments to its Restated Certificate of Incorporation and the decision by Ampal to convert all outstanding shares of its 4% Cumulative Convertible Preferred Stock and 6-1/2% Cumulative Convertible Preferred Stock . The full text of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of Certificate of Incorporation filed on July 19, 2006.
3.2	Certificate of Amendment of Certificate of Incorporation filed on July 19, 2006.
99.1	Press Release of Ampal-American Israel Corporation, dated July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

By: /s/ Yoram Firon

Name:	Yoram Firon
Title:	Vice President - Investments
and Corporate Affairs

EXHIBIT INDEX

3.1	Certificate of Amendment of Certificate of Incorporation filed on July 19, 2006.
3.2	Certificate of Amendment of Certificate of Incorporation filed on July 19, 2006.
99.1	Press Release of Ampal-American Israel Corporation, dated July 19, 2006.

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